EXHIBIT 10.14



DATED                   28-4-03

PARTIES

        1. THE SILLY GOOSE COMPANY, LLC of 10 Hasting Drive, Tenafly, New Jersey, USA ("SILLY GOOSE")

        2. PEAK ENTERTAINMENT LIMITED of Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, England ("PEAK")

INTRODUCTION

This Agreement confirms the basis upon which SILLY GOOSE and PEAK agree to co-operate in the development and production of a television series provisionally entitled 'THE WUMBLERS' ("the Programme") based on detailed descriptions, drawings designs and other literary and artistic works owned and controlled by SILLY GOOSE as attached hereto as Schedule 1 ("the Original Work").

OPERATIVE PROVISIONS

     1.       DEVELOPMENT WORK

     1.1 SILLY GOOSE and PEAK shall at their own respective cost and expense each provide certain services including without limitation those described below, ("Development Work") so as to create a document to be used by PEAK in presenting proposals for the Programme to potential financiers/broadcasters and co-producers of the Programme

             o A fully developed and detailed treatment for a series of television programmes of 26 x 11 mins duration based on the Original Work ("Series")

             o   Detailed production budget for the Series

             o   Storylines and character descriptions for a Series

     1.2 During the continuance of the preparation of the Development Work, PEAK shall liase closely with Laura Wellington as the SILLY GOOSE representative.

     1.3 PEAK and SILLY GOOSE shall jointly approve all key editorial elements of the Development Work.

     2.  OPTION

     2.1 For the period of up to a maximum of two years from the date of this Agreement ("Option Period"), PEAK shall in close consultation with SILLY GOOSE be solely and exclusively entitled to: (i) seek to raise finance for the production of the Series (ii) seek further opportunities to commercially exploit the Original Work, Programme and Series.

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     2.2 In the event that within the Option Period PEAK shall secure sufficient finance for production of a Series, SILLY GOOSE and PEAK shall enter into an agreement for the production of the Series the terms of which agreement shall be subject to negotiation in good faith but shall in any event include the principal terms set out in Schedule 2 attached hereto.

     2.3 For the avoidance of doubt, during the Option Period SILLY GOOSE shall not enter into an agreement with any person or entity other than PEAK to record any series of programmes based upon the Development Work or Original Work.

     3. GRANT AND REVERSION OF RIGHTS

     3.1 In return for good and valuable consideration the sufficiency of which is hereby acknowledged, PEAK with full title guarantee HEREBY GRANTS AND ASSIGNS to SILLY GOOSE by way of assignment of existing and future copyright the entire copyright and all other rights of a like nature throughout the universe in the Development Work all other products of PEAK'S services provided in connection with the same, TO HOLD the same unto SILLY GOOSE absolutely for the full period during which such rights subsist including all renewals and extensions thereof whether the right to such renewals or extensions now exists or is hereafter created.

     3.2 The ownership of all works properties and materials prepared by PEAK PURSUANT TO THIS agreement shall vest in SILLY GOOSE absolutely including all works properties or materials written or prepared in connection with the Programme.

     3.3 PEAK hereby expressly and irrevocably waives all so-called 'moral rights' in and to all products of his Services here under including but not limited to all or any rights to be identified as author thereof of the right not to suffer modification thereof either at common law or pursuant to the Copyright Designs and Patents Act 1988 or pursuant to any law custom or practice in any jurisdiction for the time being in force.

     4.  MISCELLANEOUS

     4.1 All communications to be given hereunder shall be in writing and sent to the address set out at the top of this Agreement or to such other address as either party shall notify to the other.

     4.2 The terms of this Agreement are confidential and, neither party shall disclose the contents of this Agreement to any third party other than each parties respective professional advisors or as required by law.

     4.3 This sets out the entire agreement between the parties and supersedes all previous arrangements and agreements.


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     4.4 This agreement shall not be varied save by an instrument in writing signed by authorised representatives of the parties.

     4.5 This agreement shall be governed by and construed in accordance with English law and each party shall submit to the exclusive jurisdiction of the Courts of England and Wales.

     5.  SCHEDULES

         The following Schedules are included and form part of this Agreement

                  Schedule 1        Original Work
                  Schedule 2        Principal Terms


Signed by                                Signed by


/s/ P. Shorrocks                         /s/ Laura J. Wellington     4/24/03
______________________                   ________________________
For and on behalf of                     For and on behalf of
PEAK ENTERTAINMENT                       LIMITED SILLY GOOSE
                                         Laura J. Wellington



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                                   SCHEDULE 1


                                  ORIGINAL WORK


                              (see CD rom attached)



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                                   SCHEDULE 2

             PRINCIPAL TERMS OF SERIES PRODUCTION AGREEMENT

             1. All copyright and other rights of whatsoever kind in the Series and all materials recorded for the Series shall be owned jointly by SILLY GOOSE and PEAK IN equal share.

             2. SILLY GOOSE shall receive 25% share and PEAK shall receive 25% share of Net Profits arising from the exploitation of the Series, the Original Work and any related ancillary rights in the Series, Original work and any so called 'spin offs' or `sequels'. The 50% balance of Net Profits will be shared pari passu amongst third party funding partners. If such third party funding parties require a share of Net Profits that exceeds 50% then both SILLY GOOSE and PEAK will reduce their shares equally.

             3. PEAK will be appointed distribution and licensing agents and will receive commission at normal industry rates.

             4. As used herein the term 'Net Profits' shall be subject to agreement but shall in any event be subject to the agreement of third party financiers provided that all costs of production of the Development Work, and the series shall be recoupable on a pari passu basis by the respective funding parties in first position after deduction of reasonable sales commission and costs.

THE FOREGOING TERMS SHALL BE SUBJECT TO AND DEPENDENT UPON THE REQUIREMENTS OF ANY THIRD PARTY FINANCIER9SO OF THE SERIES